UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2003

Essex Portfolio, L.P.
(Exact name of registrant as specified in its charter)

Commission file number 333-44467-01

Maryland	77-0369575
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

925 East Meadow Drive
Palo Alto, California    94303
(Address of principal executive offices including zip code)

(650) 494-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

As previously reported, in October 2001, FASB issued SFAS No.144, Accounting for the Impairment or Disposal of Long-lived Assets, which became effective on January 1, 2002. SFAS No.144 requires Essex Portfolio, L.P., (the "Company") to report in discontinued operations the results of operations of a property that has either been disposed or is classified as held for sale, unless certain conditions are met. SFAS No.144 further requires the Company to reclassify results of operations from a property disposed or held for sale subsequent to December 31, 2001 as income from discontinued operations during prior reported periods. The purpose of this Current Report on Form 8-K is to set forth audited consolidated statements of operations of the Company for the years ended December 31, 2001, 2000 and 1999, including an additional note thereto, which reflect the impact of the Company's adoption of SFAS No. 144.

During the nine-month period ended September 30,2002, the Company sold one property owned by the Company and not classified as an asset held for sale as of December 31, 2001. The results of operations from such property have been reclassified as income from discontinued operations for the years ended December 31, 2001, 2000 and 1999 in the accompanying consolidated statements of operations. The effect of these reclassifications represents only 1.0%, 0.9% and 1.0%, respectively of net income in 2001, 2000 and 1999. There is no effect on the previously reported net income available to common units.

Management does not believe that adoption of SFAS No. 144 has a material effect on the Company's selected consolidated financial data or management's discussion and analysis of financial condition and results of operations for the years ended December 31, 2001, 2000 and 1999 as previously reported in the Company's 2001 Annual Report on Form 10-K.

Item 7. Financial Statements, and Other Exhibits

    Exhibits

Exhibit Number	Description
23	Consent of KPMG LLP
99.1	Financial Statements and Report of KPMG LLP, Independent Auditors

  SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

  Date: January 16, 2003

Essex Portfolio, L.P.

By:	/s/ Mark J. Mikl

Mark J. Mikl
Vice President and Controller